SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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UNIVERSAL TECHNICAL INSTITUTE, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNIVERSAL TECHNICAL INSTITUTE, INC.
20410 North 19th Avenue
Suite 200
Phoenix, Arizona 85027
(623) 445-9500

Dear Fellow Stockholder:

     You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Universal Technical Institute, Inc. (the “Corporation”), to be held at 8:00 a.m. local time on February 16, 2005, at the Corporation’s automotive technician training campus located at 10695 West Pierce Street, Avondale, Arizona 85323.

     At this year’s meeting, you will vote on (i) the election of four out of nine directors, (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent auditors, and (iii) any other matters that may properly come before the meeting. We have attached a notice of meeting and a proxy statement that contain more information about these items and the meeting.

     Your vote is important. We encourage you to sign and return your proxy before the meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.

     We look forward to seeing you at the 2005 Annual Meeting of Stockholders.

Sincerely,

/s/ Robert D. Hartman

Robert D. Hartman
Chairman of the Board

January 14, 2005

UNIVERSAL TECHNICAL INSTITUTE, INC.
20410 North 19th Avenue
Suite 200
Phoenix, Arizona 85027
(623) 445-9500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of Universal Technical Institute, Inc.:

     The 2005 Annual Meeting of Stockholders of Universal Technical Institute, Inc. (the “Corporation”) will be held at the Corporation’s automotive technician training campus located at 10695 West Pierce Street, Avondale, Arizona 85323 on February 16, 2005 at 8:00 a.m. for the following purposes:

1.	To elect four out of nine directors to the Board of Directors, three to serve for a term of three years and one to serve a term of one year, or until their respective successors are elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for the Corporation for the year ending September 30, 2005.

3.	To consider and act upon such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on December 30, 2004 are entitled to receive notice of and to vote at the meeting. A list of stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose germane to the meeting. The list will also be available for the same purpose for ten days prior to the meeting at our principal executive office at 20410 North 19th Avenue, Suite 200, Phoenix, Arizona 85027.

     We have enclosed our 2004 annual report, including financial statements, and the proxy statement with this notice of annual meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. YOUR PROXY IS BEING SOLICITED BY THE CORPORATION’S BOARD OF DIRECTORS.

By Order of the Board of Directors,
/s/ Chad A. Freed
Chad A. Freed
Secretary

Phoenix, Arizona
January 14, 2005

UNIVERSAL TECHNICAL INSTITUTE, INC.
20410 North 19th Avenue
Suite 200
Phoenix, Arizona 85027
(623) 445-9500

PROXY STATEMENT

Annual Meeting of Stockholders
February 16, 2005

     This Proxy Statement is furnished on or about January 14, 2005 to holders of the common stock of Universal Technical Institute, Inc. (the “Corporation” or “UTI”), in connection with the solicitation on behalf of the Board of Directors of the Corporation of proxies to be voted at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement. The Annual Meeting will be held at 8:00 a.m. local time on February 16, 2005 at the Corporation’s UTI automotive technician training campus located at 10695 West Pierce Street, Avondale, Arizona 85323.

     The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation’s common stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by the Corporation by mail or by personal interview, telephone and telegraph by officers and other management employees of the Corporation, who will receive no additional compensation for their services.

     Any stockholders giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of the proxy by giving written notice of such revocation to the Secretary of the Corporation at the Corporation’s executive offices at 20410 North 19th Avenue, Suite 200, Phoenix, Arizona 85027, or by attending the Annual Meeting and voting in person.

     At the close of business on December 30, 2004, there were 27,841,746 shares of the common stock of the Corporation outstanding and entitled to vote at the Annual Meeting. Only common stockholders of record on December 30, 2004 will be entitled to vote at the Annual Meeting. Each share is entitled to one vote. Votes may not be cumulated.

Voting Information

     At the Annual Meeting, votes will be counted by written ballot. The presence, in person or by proxy, of the holders of a majority of all the votes that could be cast by the holders of all the outstanding shares of common stock will constitute a quorum for purposes of the Annual Meeting. A plurality of the votes duly cast is required for the election of Directors. That is, the nominees receiving the greatest number of votes will be elected. The affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting is required to approve the proposal to ratify the appointment of the independent auditors. Under Delaware law, abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of Directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome. Abstentions may be specified on any proposal (other than the election of Directors) and will have the effect of a negative vote. Under applicable Delaware law, a non-vote will have no effect on the outcome of any of the matters referred to in this Proxy Statement. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     Any stockholder entitled to vote on any matter may vote part of such stockholder’s shares in favor of the proposal and refrain from voting the remaining shares or, except with respect to the election of directors, may vote the remaining shares against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively or otherwise indicates how the number of shares to be voted affirmatively is to be determined, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.

     If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is postponed or adjourned, a stockholder’s proxy will remain valid and may be voted at the postponed or adjourned meeting. A stockholder still will be able to revoke the stockholder’s proxy until it is voted. At the date this Proxy Statement went to press, the Corporation’s Board of Directors did not know of any matters other than those described in this Proxy Statement to be presented at the Annual Meeting.

     Proxies properly executed and received by the Corporation prior to the Annual Meeting and not revoked, will be voted as directed therein on all matters presented at the Annual Meeting. In the absence of specific direction from a stockholder, proxies will be voted for the election of all named Director nominees and for the proposal to ratify the appointment of the independent auditors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board Structure. UTI’s Board of Directors currently has seven members, the majority of whom are independent directors. UTI’s Board is divided into three classes. Directors in each class serve for three-year terms. At each annual meeting, the term of one class expires. Currently, Messrs. Conrad and Knight serve as Class I Directors, Messrs. Penske and White serve as Class II Directors, and Messrs. Caputo, Eisenson and Hartman serve as Class III Directors.

     In December 2004, UTI’s Board, acting on the recommendation of the Nominating and Corporate Governance Committee, resolved to create two new directorships effective upon commencement of the Annual Meeting. The Board has nominated two individuals to fill the new directorships based on the recommendation of the Nominating and Corporate Governance Committee. Pursuant to UTI’s Bylaws, one of the new directorships will be filled by a Class I Director and the other by a Class II Director. As a result, each class will be composed of three directors following the Annual Meeting. The Board further resolved in this instance to place the nominees for the new directorships on the ballot at the Annual Meeting rather than simply fill the vacancies by action of the Board as permitted by UTI’s Bylaws.

Nominees for Election at this Annual Meeting. The Board of Directors has nominated Conrad A. Conrad and Kevin P. Knight for re-election as Class I Directors, and Kimberly J. McWaters for election as a new Class I Director, each to serve a three-year term ending in 2008, or when the Director’s successor is duly elected. The Board has nominated Linda J. Srere for election as a new Class II Director to serve a one-year term ending in 2006, or when the Director’s successor is duly elected. Ms. Srere was recommended as a nominee to the Nominating and Corporate Governance Committee by an executive search firm engaged to identify potential director nominees meeting the qualifications set forth elsewhere in this Proxy Statement under the heading “Director Qualifications and Review of Director Nominees.”

     It is intended that the votes represented by the proxies at the Annual Meeting will be cast for the election of Messrs. Conrad and Knight, Ms. McWaters and Ms. Srere as Directors.

     The following table and text presents information as of the date of this Proxy Statement concerning the nominees for election as Directors of UTI, including in each case their current membership on Committees of the Board of Directors, year first elected a Director of UTI and principal occupations or affiliations during the last five years and certain other directorships held.

Director Nominees

		Board	Elected to
Name/Title	Age	Committees	UTI Board
Conrad A. Conrad Director	58	Audit (Chair), Compensation, Nominating and Corporate Governance	2004

Kevin P. Knight Director	48	Audit, Compensation, Nominating and Corporate Governance (Chair)	2004

Kimberly J. McWaters Chief Executive Officer and President	40	None	Not Applicable

Linda J. Srere	49	None	Not Applicable

Conrad A. Conrad	Mr. Conrad has served as a director on UTI’s Board since February 2004. Mr. Conrad has been employed with The Dial Corporation since August 2000, and currently serves as its Executive Vice President and Chief Financial Officer. From 1999 to 2000, Mr. Conrad was engaged in a number of personal business ventures, including providing consulting services to Pennzoil-Quaker State Company, which acquired Quaker State Corporation in December 1998. From 1974 to 1998, Mr. Conrad held various positions, most recently Vice Chairman and Chief Financial Officer, with Quaker State Corporation, a leading manufacturer of branded automotive consumer products and services. Mr. Conrad received an AB in Accounting from The College of William & Mary.

Kevin P. Knight	Mr. Knight has served as a director on UTI’s Board since February 2004. Since May 1999, Mr. Knight has served as Chairman of the Board of Knight Transportation, Inc., a short-to-medium haul, dry-van truckload carrier based in Phoenix, Arizona. Mr. Knight has served as Knight Transportation’s Chief Executive Officer since 1993 and has been an officer and director of Knight Transportation since 1990. Mr. Knight has served as Chairman of the Arizona Motor Transport Association and a board member of the American Trucking Association.

Kimberly J. McWaters	Ms. McWaters has served as UTI’s Chief Executive Officer since October 1, 2003. Ms. McWaters has served as UTI’s President since 2000 and served on UTI’s Board of Directors from 2002 to 2003. From 1984 to 2000, Ms. McWaters held several positions with UTI, including Vice President of Marketing and Vice President of Sales and Marketing. Ms. McWaters also serves as a director of United Auto Group, Inc. Ms. McWaters received a BS in Business Administration from the University of Phoenix.

Linda J. Srere	Ms. Srere is a marketing and advertising consultant. From January 2000 to November 2001, she served as President of Young & Rubicam Advertising, a worldwide advertising network. From September 1998 to January 2000, Ms. Srere served as Vice Chairman and Chief Client Officer of Young & Rubicam Inc. (Y&R). From January 1997 to September 1998, she served as President and CEO of Y&R’s New York office. Ms. Srere joined Y&R in September 1994 as Executive Vice President and Director of Business Development. Ms. Srere served as the Chairman of advertising agency Earle Palmer Brown New York from 1992 to 1994, and served as President of advertising agency Rosenfeld, Sirowitz, Humphrey & Strauss from 1990 to 1992. Ms. Srere is also a director of Electronic Arts Inc. and aQuantive, Inc. She received a BA in Psychology from State University of New York at Oswego.

The Board recommends that you vote “FOR” each of these nominees.

Continuing Directors. The terms of Roger S. Penske and John C. White end in February 2006, and the terms of A. Richard Caputo, Jr., Michael R. Eisenson and Robert D. Hartman end in February 2007.

     Robert D. Hartman, age 56, has served as UTI’s Chairman of the Board since October 1, 2003. From 1990 to September 30, 2003, Mr. Hartman served as UTI’s Chief Executive Officer, and from April 2002 to September 30, 2003, Mr. Hartman served as the Co-Chairman of the Board. Mr. Hartman has been a member of the Board since 1985. From 1979 to 1990, Mr. Hartman held several positions with UTI, including Student Services Director, Controller, School Director and President. He was appointed by the Governor of Arizona to the Arizona State Board for Private Post-secondary Education in 1990 and served until 1995. In addition, he has served on the Advisory Council for the Arizona Educational Loan Program, representing the private career school sector. He was founder and former Chairman of the Western Council of Private Career Schools. Mr. Hartman received a BA in General Business from Michigan State University and an MBA in Finance from DePaul University in Chicago.

     John C. White, age 56, has served as UTI’s Chief Strategic Planning Officer and Vice Chairman since October 1, 2003. From April 2002 to September 30, 2003, Mr. White served as UTI’s Chief Strategic Planning Officer and Co-Chairman of the Board. From 1998 to March 2002, Mr. White served as UTI’s Chief Strategic Planning Officer and Chairman of the Board. Mr. White served as the President of Clinton Harley Corporation (which operated under the name Motorcycle Mechanics Institute and Marine Mechanics Institute) from 1977 until it was acquired by UTI in 1998. Prior to 1977, Mr. White was a marketing representative with International Business Machines Corporation. Mr. White was appointed by the Arizona Senate to serve as a member of the Joint Legislative Committee on Private Regionally Accredited Degree Granting Colleges and Universities and Private Nationally Accredited Degree Granting and Vocational Institutions in 1990. He was appointed by the Governor of Arizona to the Arizona State Board for Private Post-secondary Education, where he was a member and Complaint Committee Chairman from 1993-2001. Mr. White received a BS in Engineering from the University of Illinois. Mr. White is the uncle of David K. Miller, UTI’s Senior Vice President of Admissions.

     A. Richard Caputo, Jr., age 38, has served as a Director on UTI’s Board since 1997. Mr. Caputo has been a member and senior principal of The Jordan Company, LP, a private merchant banking firm, and its predecessors since 1990. Mr. Caputo is also a director of Safety Insurance Group, Inc. and various privately-held companies. Mr. Caputo received a BA in Mathematical and Business Economics from Brown University.

     Michael R. Eisenson, age 49, has served as a Director on UTI’s Board since 2002. Mr. Eisenson is a managing director and Chief Executive Officer of Charlesbank Capital Partners, LLC, a private investment firm and the successor to Harvard Private Capital Group, which he joined in 1986. Mr. Eisenson is also a director of CCC Information Services Group, Inc., Playtex Products, Inc., United Auto Group, Inc. and Xenogen Corporation. He received a BA in Economics from Williams College and a JD and MBA from Yale University.

     Roger S. Penske, age 67, has served as a Director on UTI’s Board since 2002. Mr. Penske has served as Chairman of the Board and Chief Executive Officer of United Auto Group, Inc., a publicly-traded auto dealer, since 1999. Mr. Penske has also been Chairman of the Board and Chief Executive Officer of Penske Corporation since 1969. Mr. Penske serves as a director of General Electric Company, Home Depot, Inc. and United Auto Group, Inc.

Corporate Governance and Related Matters

     Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management; and management runs the company’s day-to-day operations. UTI’s Board of Directors currently consists of seven directors, as described above.

     “Independent” Directors. The Board of Directors has determined that Messrs. Conrad, Eisenson, Knight and Penske qualify as “independent” in accordance with the published listing requirements of The New York Stock Exchange (“NYSE”). The Board of Directors has further determined that Ms. Srere qualifies as “independent” in accordance with the NYSE requirements. The NYSE’s independence definition includes a series of objective tests, such as that the director is not an employee of the corporation and has not engaged in various types of business dealings with the corporation. An explanation of the independence standard used by the Corporation, which standard incorporates the NYSE independence definition, is set forth in the Corporate Governance Guidelines adopted by UTI’s Board of Directors and discussed elsewhere in this Proxy Statement. The Board considers all relevant facts and circumstances in evaluating the independence of its members from management. Immaterial business transactions conducted in the ordinary course of business are not determinative of the issue of independence. As required by the NYSE rules, UTI’s Board of Directors has made an affirmative determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In making these determinations, the Board reviewed and discussed information provided by the Directors and the Corporation with regard to each Director’s business and personal activities as they may relate to UTI and UTI’s management.

     The NYSE “independence” criteria applicable to directors includes a requirement that neither the director nor a company of which he or she is an employee have made certain payments to or received such payments from the listed company during a specified “look-back” period. During the first twelve months following UTI’s initial public offering, the applicable look-back period was the twelve-month period ended December 16, 2004. Thereafter, the applicable look-back period is the prior three fiscal years. During our fiscal year ended September 30, 2002, we made payments of approximately $2.3 million to TJC Management Corporation. Mr. Caputo is a senior principal of The Jordan Company, LP, a company affiliated with TJC Management Corporation. Thus, Mr. Caputo was independent under the one-year look-back (which covered, essentially, only our fiscal year ended September 30, 2003), but not under the three-year look-back period (which encompasses the 2002 fiscal year). As a result, Mr. Caputo resigned from the Board committees of which he was a member in November 2004.

     “Independence” for Audit Committee Members and Audit Committee Financial Expert. In addition, as required by NYSE rules, the members of the Audit Committee each qualify as “independent” under special standards established by the U.S. Securities and Exchange Commission (“SEC”) for members of audit committees. The Audit Committee also includes at least one independent member who is determined by the Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Conrad A. Conrad is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Conrad A. Conrad’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Conrad A. Conrad any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Board Meetings

     The Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to different board committees as described in this section of the Proxy Statement. Committees regularly report on their activities and actions to the full Board. In addition, the Corporate Governance Guidelines that have been adopted by the Board and which are discussed elsewhere in this Proxy Statement call for regular executive sessions of the non-management Directors (those not employed by UTI). If the non-management Directors include any Directors who are not independent (under the NYSE rules), an executive session is scheduled, at least annually, for only the independent directors. The role of presiding director at executive sessions of the non-management directors rotates on an annual basis. During 2005, the chairperson of the Audit Committee will preside over executive sessions of the non-management directors. During 2006, the chairperson of the Compensation Committee will assume the role, and in 2007, this role will be assumed by the chairperson of the Nominating and Corporate Governance Committee.

     Interested parties may contact the non-management Directors as a group by submitting a letter in a sealed envelope labeled accordingly. This letter should be placed in a larger envelope and mailed to Universal Technical Institute, Inc., 20410 North 19th Avenue, Suite 200, Phoenix, Arizona 85027.

     In 2004, the Board held eight meetings. Each Director, with the exception of Roger S. Penske, attended at least 75% of the Board of Director meetings. Further, with the exception of Kevin P. Knight and Roger S. Penske, each Director attended at least 75% of the meetings of committees on which he served, during his tenure as a Director and committee member.

Board Committees and Charters

     In accordance with the NYSE Corporate Governance Rules, there are currently three standing committees: Audit, Compensation and Nominating and Corporate Governance. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an independent director in accordance with NYSE standards. Each of the Board committees has a written charter approved by the Board. Copies of each charter are posted on UTI’s website at www.uticorp.com under the “Company Info – Investor Relations – Corporate Governance” captions. Copies of the charters as presently in effect are also attached as appendices to this Proxy Statement.

     The current committee membership is as follows:

	Audit	Compensation	Nominating and Corporate
Director’s Name	Committee	Committee	Governance Committee
Conrad A. Conrad	Chair	✓	✓
Michael R. Eisenson	✓	Chair
Kevin P. Knight	✓	✓	Chair
Roger S. Penske			✓

     Audit Committee. Messrs. Caputo, Conrad, Eisenson and Knight were the members of the Audit Committee during 2004. The Audit Committee is currently comprised of Messrs. Conrad, Eisenson and Knight. The Board of Directors has determined that each member of the Audit Committee is financially literate and that Messrs. Conrad, Eisenson and Knight satisfy the independence requirements of the NYSE and the SEC. The Audit Committee has the responsibility for overseeing, among other things: UTI’s accounting and financial reporting processes; the reliability of UTI’s financial statements; the effective evaluation and management of UTI’s financial risks; UTI’s compliance with laws and regulations; and the maintenance of an effective and efficient audit of UTI’s financial statements by a qualified independent auditor. The Audit Committee met six times during 2004. The Audit Committee is required by SEC rules to publish a report to stockholders concerning the Audit Committee’s activities during the prior fiscal year. The Audit Committee’s report is set forth elsewhere in this Proxy Statement. The charter under which the Audit Committee operates is set forth at Appendix A of this Proxy Statement.

     Compensation Committee. Messrs. Caputo, Eisenson and Knight were members of the Compensation Committee during 2004. The Compensation Committee is currently comprised of Messrs. Conrad, Eisenson and Knight. The Board of Directors has determined that each member of the Compensation Committee satisfies the independence requirements of the NYSE. The primary responsibility of the Compensation Committee is to develop and oversee the implementation of the Corporation’s philosophy with respect to the compensation of the Corporation’s officers. In that regard, the Compensation Committee has the responsibility for, among other things: developing and maintaining a compensation policy and strategy that creates a direct relationship between pay levels and corporate performance and returns to stockholders; recommending compensation and benefit plans to UTI’s Board for approval; reviewing and approving annual corporate and personal goals and objectives to serve as the basis for the chief executive officer’s compensation, evaluating the chief executive officer’s performance in light of the goals and, based on such evaluation, determining the chief executive officer’s compensation; determining the annual total compensation for UTI’s named executive officers; approving the grants of stock options and other equity-based incentives as permitted under UTI’s equity-based compensation plans; reviewing and recommending compensation for non-employee Directors to UTI’s Board; and reviewing and recommending employment agreements, severance arrangements and change of control plans that provide for benefits upon a change in control, or other provisions for UTI’s executive officers and directors, to UTI’s Board. The Compensation Committee met five times during 2004. The Compensation Committee’s report on executive compensation is set forth elsewhere in this Proxy Statement, and the Compensation Committee Charter is set forth at Appendix B of this Proxy Statement.

     Nominating and Corporate Governance Committee. Messrs. Caputo, Conrad and Penske were members of the Nominating and Corporate Governance Committee during 2004. The Nominating and Corporate Governance Committee is currently comprised of Messrs. Conrad, Knight and Penske. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE. The Nominating and Corporate Governance Committee has the responsibility for, among other things: identifying individuals qualified to serve as directors of UTI; recommending qualified individuals for election to UTI’s Board at the annual meeting of stockholders; recommending to the Board those Directors to serve on each of the Board committees; recommending a set of corporate governance guidelines to the Board; reviewing periodically UTI’s Corporate Governance Guidelines and recommending governance issues that should be considered by UTI’s Board; reviewing periodically the Board’s committee structure and operations and the working relationship between each committee and the Board; and considering, discussing and recommending ways to improve the Board’s effectiveness. The Nominating and Corporate Governance Committee also reviews and makes recommendations to the Board regarding the size and the composition of the Board. In addition, the Nominating and Corporate Governance Committee will review and consider properly submitted stockholder recommendations on candidates for membership on the Board of Directors as described below. In evaluating such recommendations, the Nominating and Corporate Governance Committee will use the same review criteria discussed below under “Director Qualifications and Review of Director Nominees.” Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee must include the candidate’s name, accompanied by relevant biographical information, and must be submitted in accordance with the Corporation’s Bylaws to the attention of the Corporation’s Corporate Secretary at Universal Technical Institute, Inc., 20410 North 19th Avenue, Suite 200, Phoenix, Arizona 85027. The Nominating and Corporate Governance Committee met one time during 2004. The charter under which the Nominating and Corporate Governance Committee operates is set forth at Appendix C of this Proxy Statement.

Director Qualifications and Review of Director Nominees

     The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding the size and composition of the Board. The Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by the NYSE and other applicable laws and regulations. The Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of UTI’s business and, in accordance with the foregoing, proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. Board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics including diversity, management skills, and technological and business experience. Directors should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary to ensure good corporate governance is practiced. In evaluating a director candidate, the Committee considers factors that are in the best interests of the Corporation and its stockholders, including the knowledge, experience, integrity and judgment of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a director; and any other criteria established by the Board and any core competencies or technical expertise necessary to staff Board committees. In connection with each director nomination recommendation, the Committee must consider the issue of continuing director tenure and whether the Board will be exposed to new ideas and viewpoints, and will maintain willingness to critically examine the status quo.

Board Attendance at Annual Stockholder Meetings

     The Board does not have a formal policy with respect to the Directors’ attendance at the Corporation’s annual stockholder meetings, but all Directors are encouraged to attend those meetings. The Corporation completed its initial public offering of common stock on December 22, 2003. Prior to the closing of its initial public offering, the Corporation did not hold an in-person annual meeting but solicited the written consents of its stockholders in lieu of its annual meeting of stockholders.

Communication with the Board of Directors

     Stockholders may communicate with the Chairman of the Board, the Directors as a group, the non-management Directors as a group or an individual Director directly by submitting a letter in a sealed envelope labeled accordingly. This letter should be placed in a larger envelope and mailed to Universal Technical Institute, Inc., 20410 North 19th Avenue, Suite 200, Phoenix, Arizona 85027.

Code of Conduct; Corporate Governance Guidelines

     UTI has a Code of Conduct (including a Supplemental Code of Ethics for the Chief Executive Officer and Senior Financial Officers) (“Code”) that applies to all of its employees, including its principal executive officer and principal financial and accounting officer. This Code is posted on UTI’s Internet website (www.uticorp.com) under the “Company Info – Investor Relations – Corporate Governance” captions.

     UTI will provide a copy of the Code upon request made by writing to UTI at its principal executive offices at the address indicated on the first page of this Proxy Statement. UTI intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code by posting such information on its web site, at the address and location specified above, and to the extent required, by filing a Current Report on Form 8-K with the SEC disclosing such information.

     As indicated elsewhere in this Proxy Statement, UTI’s Board of Directors has adopted Corporate Governance Guidelines. These Corporate Governance Guidelines are posted at the Corporation’s website (www.uticorp.com) under the “Company Info – Investor Relations – Corporate Governance” captions.UTI will provide a copy of the Corporate Governance Guidelines upon request made by writing to UTI at its principal executive offices at the address indicated on the first page of this Proxy Statement.

Compensation of Non-Employee Directors

     In 2004, each non-employee Director received a $20,000 annual retainer, an annual award of 1,000 shares of the Corporation’s common stock, and $2,500 per board meeting attended in person or by telephone. In addition, each non-employee Director received reimbursement for out-of-pocket expenses, including travel expenses on commercial flights or the equivalent cost of advance purchase first class commercial travel for non-employee Directors utilizing private aircraft. Non-employee Directors serving on committees of the Board received an additional payment of $1,000 for each committee meeting attended on a day other than the day of a board meeting for which that Director has been compensated, subject to a $1,000 per day limit in the event the Director participated in multiple committee meetings on the same day. The Audit Committee chairperson received an additional $10,000 annual retainer.

     Beginning in November 2004, non-employee Directors serving on committees of the Board will receive fees for each committee meeting attended in person or by telephone, regardless of whether such committee meeting occurs on the day of a board meeting for which that Director is compensated and regardless of how many committee meetings that Director attends on a single day. The chairpersons of the Compensation Committee and the Nominating and Corporation Governance Committee will each receive $2,000 for each committee meeting attended, and the chairperson of the Audit Committee will receive $3,000 for each committee meeting attended. All non-chairperson committee members will receive $1,000 for each committee meeting attended.

     Directors who are also officers do not receive any separate compensation for serving as directors.

     UTI indemnifies its Directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Corporation. This is permitted by UTI’s Certificate of Incorporation, and the Corporation has also entered into agreements with its Directors, contractually obligating the Corporation to provide this indemnification to them.

AUDIT COMMITTEE REPORT FOR THE YEAR ENDED SEPTEMBER 30, 2004

     The Audit Committee oversees UTI’s financial reporting process on behalf of the Board of Directors. The Audit Committee is currently composed of three independent directors. The Audit Committee operates under a written charter adopted by the Board of Directors and met six times in 2004. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

     In fulfilling its oversight responsibilities, the Audit Committee meets with management and the independent auditors to review UTI’s annual and quarterly financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in UTI’s annual report on Form 10-K, any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or Form 10-Q with the SEC, and the items required by Statement of Auditing Standards 61 for annual statements and Statement of Auditing Standards 100 for quarterly statements.

     The Audit Committee has met and held discussions with management and the independent auditors regarding the fair and complete presentation of UTI’s results. The Audit Committee has discussed significant accounting policies applied by UTI in its financial statements, as well as alternative treatments. Management represented to the Audit Committee that UTI’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent auditors the auditors’ independence from UTI and its management. The Audit Committee also has considered whether the independent auditors’ provision of permitted non-audit services to UTI is compatible with the auditors’ independence. The Audit Committee has concluded that the independent auditors are independent from UTI and its management.

     The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of the auditors’ examinations, the evaluation of UTI’s internal controls, the overall quality of UTI’s financial reporting, and other matters required to be discussed by Statement of Auditing Standards 61.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in UTI’s Annual Report on Form 10-K for the year ended September 30, 2004, for filing with the Securities and Exchange Commission. The Audit Committee has also selected PricewaterhouseCoopers LLP as UTI’s independent auditors for the fiscal year ending September 30, 2005.

The Audit Committee:

Conrad A. Conrad (Chair)
Michael R. Eisenson
Kevin P. Knight

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

          The Audit Committee has selected PricewaterhouseCoopers LLP as independent auditors of the Corporation with respect to its financial statements for the year ending September 30, 2005. In taking this action, the Audit Committee considered PricewaterhouseCoopers LLP’s independence with respect to the services to be performed and other factors, which the Audit Committee and the Board of Directors believe is advisable and in the best interest of the stockholders. As a matter of good corporate governance, the Audit Committee has decided to submit its selection to stockholders for ratification. In the event that this selection of auditors is not ratified by a majority vote of the shares of common stock present or represented at the Annual Meeting, the Audit Committee will review the future selection of auditors.

The Board of Directors Recommends a Vote “FOR” Proposal 2

Fees Paid to PricewaterhouseCoopers LLP

          As more fully described below, all services to be provided by PricewaterhouseCoopers LLP are pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services.

          The following table shows the fees that UTI accrued for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2004 and 2003.

	2004	2003
Audit Fees	$619,565	$1,110,500
Audit-Related Fees	—	—
Tax Fees	48,208	21,380
All other fees	—	—

Total	$667,773	$1,131,880

          Audit Fees consisted principally of audit work performed on UTI’s consolidated financial statements, review of financial statements included in other periodic reports, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings.

          Tax Fees consisted principally of professional services rendered by PricewaterhouseCoopers LLP, primarily in connection with the Corporation’s tax compliance activities, including technical and tax advice related to the preparation of tax returns.

          The Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of the non-audit services described above is compatible with maintaining the independence of that firm. The Audit Committee believes that such non-audit services provided by PricewaterhouseCoopers LLP is compatible with maintaining that firm’s independence.

          It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to any appropriate questions from stockholders.

Audit Committee Pre-Approval Procedures for Independent Auditor-Provided Services

          Pre-Approval of Audit Services. The Audit Committee shall meet with the independent auditor prior to the audit to review the planning and staffing of the audit and approve the services to be provided by the independent auditor in connection with the audit.

          Pre-Approval of Non-Audit Services. The Audit Committee shall review and approve in advance the retention of the independent auditor for any non-audit service that is not prohibited by the Sarbanes-Oxley Act of 2002 (the “Act”), provided, however, that:

(a)	permitted non-audit services that account for less than $10,000 shall be deemed to be pre-approved, and

(b)	as permitted by Section 302 of the Act, such pre-approval is waived and shall not be required with respect to non-audit services:

(i)	that account, in the aggregate, for less than 5% of the total fees paid by the Company to its independent auditor during the fiscal year in which such non-audit services are provided;

(ii)	that the Company did not recognize as “non-audit” services at the time of the engagement, and

(iii)	that are promptly brought to the attention of, and approved by, the Committee before the completion of the audit (and such approval may be given by the Audit Committee or any member of the Audit Committee).

The Audit Committee may delegate to any one of its members the authority to grant pre-approval of any permitted non-audit services that account for between $10,000 and $20,000 (and except as otherwise provided in a resolution of the Audit Committee adopted hereafter, the Audit Committee shall be deemed to have delegated such authority, such that any one member of the Audit Committee shall have the authority to grant pre-approval of any permitted non-audit services within such dollar limits). The pre-approval of any non-audit services pursuant to delegated authority or deemed approval shall be reported to the full Audit Committee at its next scheduled meeting. Approval of non-audit services to be performed by the independent auditor pursuant to clause (b) above will be disclosed by the Company as required pursuant to Section 202 of the Act in the applicable reports filed with the Securities and Exchange Commission.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

          UTI maintains the Management 1999 Stock Option Program (the “1999 Plan”), the Management 2002 Stock Option Program (the “2002 Plan”), and the 2003 Stock Incentive Plan (the “2003 Plan”) pursuant to which it may grant equity awards to eligible persons.

          Management 1999 Stock Option Program. The Corporation’s 1999 Plan was adopted by the Board of Directors and became effective in September 1999 to provide for the issuance of up to 469,800 shares of common stock upon exercise of options granted under the 1999 Plan. The 1999 Plan is administered by UTI’s Compensation Committee.

          The 1999 Plan provides for the grant of incentive and non-qualified stock options to UTI employees, including officers and employee directors, and non-qualified stock options to other persons providing material services to UTI or related companies. A non-employee director is not eligible to receive an award.

          The term of the options granted under the 1999 Plan is set forth in each option agreement. The term of an option may not exceed the earlier of ten years and the date on which the optionee ceases to be an employee of, and to perform services for, UTI and/or related companies. Options granted under the 1999 Plan vest and become exercisable as set forth in each option agreement.

          As of September 30, 2004, the Corporation had issued 469,800 shares of common stock upon the exercise of options granted under the 1999 Plan. No options under the 1999 Plan are outstanding and the Corporation does not intend to grant any additional options under the 1999 Plan.

          Management 2002 Stock Option Program. The Corporation’s 2002 Plan was adopted by the Board of Directors and became effective in April 2002. A maximum of 783,000 shares of common stock may be issued under the 2002 Plan, which is administered by UTI’s Compensation Committee.

          The 2002 Plan provides for the grant of incentive and non-qualified stock options to employees of UTI and related companies, including officers and employee directors, and non-statutory options to other persons providing material services to UTI or related companies. A non-employee director is not eligible to receive an award.

          The term of the options granted under the 2002 Plan is set forth in each option agreement. However, the term of an option may not exceed the earlier of ten years and the date on which the optionee ceases to be an employee of, and to perform services for, UTI including related companies. Options granted under the 2002 Plan vest over a four-year period and become exercisable as set forth in each option agreement.

          As of September 30, 2004, the Corporation had issued 40,390 shares of common stock upon the exercise of options granted under the 2002 Plan. In addition, 686,937 shares of the Corporation’s common stock are issuable pursuant to options granted under the 2002 Plan, at a weighted average exercise price of $5.34 per share. The Corporation does not intend to grant any additional options under the 2002 Plan.

          2003 Stock Incentive Plan. The Corporation’s 2003 Plan was adopted by the Board of Directors and approved by holders of the majority voting power of the Corporation’s stock and became effective in December 2003. The 2003 Plan is administered by UTI’s Compensation Committee and is further described in UTI’s filings with the SEC, including its prospectus filed pursuant to Rule 424(b)(4) on April 27, 2004.

          The following table summarizes UTI’s equity compensation plan information as of September 30, 2004. Information is included for both equity compensation plans approved by UTI’s stockholders and equity plans not approved by the stockholders.

Common shares
			Weighted-average	remaining available for
	Common shares to be		exercise price of	future issuance under
	issued upon exercise of		outstanding	equity compensation
	outstanding options,		options, warrants	plans (excluding shares
	warrants and rights		and rights	reflected in column (a))
Plan category	(a)		(b)	(c)

Equity compensation plans approved by UTI stockholders	2,122,734	(1)	$15.93	3,091,238

Equity compensation plans not approved by UTI stockholders	—		—	—

Totals	2,122,734		$15.93	3,091,238

(1)	Of these shares, options to purchase 1,435,797 shares were outstanding under the 2003 Plan.

          2003 Employee Stock Purchase Plan. The Corporation sponsors an employee stock purchase plan that permits eligible employees, as defined in the plan, to purchase up to 10% of an employee’s annual base and overtime pay at a price of no less than 85% of the price per share of the Corporation’s common stock either at the beginning or the end of the six-month offering period, whichever is less. The Corporation’s Compensation Committee administers the employee stock purchase plan. The Board of Directors may amend or terminate the plan. The employee stock purchase plan complies with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended.

OTHER MATTERS

          The Board of Directors knows of no matters, other than the proposals presented above, to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card enclosed with this proxy statement to vote the shares they represent as the Board may recommend.

EXECUTIVE COMPENSATION

          The following table summarizes the compensation UTI paid its Chief Executive Officer and each of its four other most highly compensated executive officers as of the end of 2004 whose salary and bonus exceeded $100,000.

Summary Compensation Table

		Annual Compensation
				Other Annual
Name and Principal Position	Year	Salary	Bonus	Compensation

Robert D. Hartman	2004	$326,615	$199,200	$18,684	(1)
Chairman of the Board	2003	$344,834	$393,200	—
	2002	$260,000	$187,500	—

John C. White	2004	$326,615	$199,200	—
Chief Strategic Planning Officer and	2003	$343,495	$393,200	—
Vice Chairman of the Board	2002	$260,000	$187,500	—

Kimberly J. McWaters	2004	$326,615	$249,000	$404	(1)
Chief Executive Officer and President	2003	$307,356	$193,200	—
	2002	$258,654	$268,000	—

Jennifer L. Haslip	2004	$202,500	$121,663	—
Senior Vice President, Chief	2003	$179,885	$73,750	—
Financial Officer and Treasurer	2002	$162,479	$116,250	—

David K. Miller	2004	$227,460	$57,460	$1,588	(1)
Senior Vice President of Admissions	2003	$219,385	$55,250	—
	2002	$190,887	$43,896	—

(1)	Includes a one-time reimbursement for the payment of taxes in connection with the exercise of stock options.

Stock Options

          The following table lists the grants during 2004 of stock options to the officers named in the Summary Compensation Table.

Option Grants In Last Fiscal Year

					Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rate of Stock
	Shares	Options Granted	Exercise or		Price Appreciation for Option
	Underlying	to Employees in	Base Price	Expiration	Term (1)
Name	Options Granted	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Robert D. Hartman	102,241	6.6%	$20.50	12/17/2013	$1,318,126	$3,340,389
John C. White	102,241	6.6%	$20.50	12/17/2013	$1,318,126	$3,340,389
Kimberly J. McWaters	157,240	10.1%	$20.50	12/17/2013	$2,027,172	$5,137,301
Jennifer L. Haslip	100,670	6.5%	$20.50	12/17/2013	$1,297,872	$3,289,062
David K. Miller	75,527	4.9%	$20.50	12/17/2013	$973,720	$2,467,597

(1)	Amounts reported in these columns represent amounts that may be realized upon exercise of the option immediately prior to the expiration of its term assuming the specified compound rates of appreciation (5% and 10%) in the market value of the Corporation’s common stock over the term of the option. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Corporation’s estimate of future stock price growth. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of this stock option will depend on the future performance of the Corporation’s common stock, the optionholder’s continued employment through the option period, and the date on which the option is exercised.

Option Exercises and Year-End Values

          The following table sets forth certain information regarding the exercise and values of options held by the officers named in the Summary Compensation Table, as of September 30, 2004. The table contains values for “in the money” options, meaning a positive spread between the year-end share price of $30.18 and the exercise price. These values have not been, and may never be, realized. The options might never be exercised, and the value, if any, will depend on the share price on the exercise date.

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-end Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-Money
	Shares Acquired		Options at September 30, 2004		Options at September 30, 2004
Name	on Exercise	Value Realized	Exercisable/Unexercisable		Exercisable/Unexercisable

Robert D. Hartman	—	—	—	/ 102,241	—	/	$989,693
John C. White	—	—	—	/ 102,241	—	/	$989,693
Kimberly J. McWaters	—	—	155,421	/ 312,661	$4,007,297	/	$5,529,380
Jennifer L. Haslip	21,475	$537,098	40,693	/ 162,838	$1,049,219	/	$2,577,405
David K. Miller	—	—	8,156	/ 99,995	$ 186,516	/	$1,290,648

Employment-Related Arrangements

          Employment Agreements with Robert D. Hartman and John C. White. In April 2002, the Corporation entered into employment agreements with Robert Hartman and John White. Under the terms of the employment agreements, Messrs. Hartman and White agreed to serve as Chief Executive Officer and Co-Chairman of the Board of Directors and Chief Strategic Planning Officer and Co-Chairman of the Board of Directors, respectively. Effective as of October 1, 2003, Mr. Hartman became UTI’s Chairman of the Board and Mr. White became UTI’s Vice Chairman of the Board. Each of the employment agreements provides for an initial term ending September 30, 2006 and automatically renews for successive one-year terms thereafter, subject to at least 90 days advance notice by either party of a decision not to renew the employment agreements. Messrs. Hartman and White are each entitled to receive an annual base salary of $312,500, subject to annual cost of living adjustments. The terms of the Corporation’s employment agreements with Messrs. Hartman and White remain in full force and effect notwithstanding the fact that Mr. Hartman now serves as the Corporation’s Chairman of the Board and Mr. White now serves as the Corporation’s Chief Strategic Planning Officer and Vice Chairman of the Board.

          Employment Agreement with Kimberly J. McWaters. In April 2002, the Corporation entered into an employment agreement with Kimberly McWaters to serve as its President. This agreement provides for an initial term ending March 31, 2005 and automatically renews for successive one-year terms thereafter, subject to at least 90 days advance notice by either party of a decision not to renew the employment agreement. Under the employment agreement, Ms. McWaters is entitled to receive an annual base salary of $280,000, subject to annual cost of living adjustments and other increases as the Compensation Committee may recommend to the Board. Effective as of October 1, 2003, Ms. McWaters became UTI’s Chief Executive Officer. The terms of the Corporation’s employment agreement with Ms. McWaters remain in full force and effect notwithstanding the fact that Ms. McWaters now serves as the Corporation’s Chief Executive Officer as well as its President.

          Employment Agreement with Jennifer L. Haslip. In November 2003, the Corporation entered into an employment agreement with Jennifer Haslip to serve as Chief Financial Officer. This agreement provides for an initial term ending April 1, 2005 and automatically renews for successive one-year terms thereafter, subject to 90 days advance notice by either party of a decision not to renew the employment agreement. Under the employment agreement, Ms. Haslip is entitled to receive an annual base salary of $195,000, subject to annual cost of living adjustments and other increases as the Compensation Committee may recommend to the Board.

          Provisions Common to Each Employment Agreement. Certain provisions are common to each of the employment agreements described above. For example, each employment agreement:

•	provides that each executive may be paid an annual, performance-based bonus to be determined by the Board of Directors, in its sole discretion;

•	specifies that each executive is entitled to certain perquisites, including reimbursement of expenses, paid vacations, health and medical reimbursement plan, a car allowance and automobile insurance and such other perquisites and benefits, including health, short- and long-term disability, pension and life insurance benefits for executives and their families, established from time to time at the sole discretion of the Board of Directors;

•	provides for the Corporation’s payment of severance compensation and benefits to the executives under certain circumstances, such as when the executive’s employment is terminated by the Corporation other than for cause, as defined in the employment agreements, or by the executive if the Corporation materially breaches the employment agreement or due to the executive’s death or disability; and

•	restricts the employee’s disclosure and use of the Corporation’s confidential information, as defined in the employment agreement, and prohibits the employee from competing with the Corporation for a specified period following the termination of employment.

          The Board of Directors approves the operating budget for a given fiscal year and may award bonuses based upon achievement of established EBIT (earnings before interest and tax) targets. In addition, the Board may award bonuses based upon additional factors, including but not limited to extraordinary performance or efforts by individuals, as the Board may in its discretion determine from time to time.

          Severance Agreements. The Corporation has entered into severance agreements with several of its executive officers and key employees. Each severance agreement provides for the payment of severance compensation and other benefits to the employee depending upon the circumstances of the employee’s termination of employment, such as if the employee is terminated by the Corporation without cause or if the employee leaves for good reason, in each case within 12 months after the Corporation has undergone a change in control, as that term is defined in the severance agreement. Each severance agreement also provides that:

•	as a precondition to the Corporation’s payment of any severance compensation or benefits, the employee must execute a waiver and release that the Corporation provides to the employee;

•	the amounts paid to or benefits received by the employee are subject to a downward adjustment so that the total payments to the employee due to a change in control do not constitute an excess parachute payment, as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended, or cause the employee to be required to pay an excise tax under Section 4999 of the Code; and

•	the employee is not required to mitigate any amounts paid or benefits received under the severance agreement by seeking other employment or otherwise.

          As part of the consideration for the Corporation’s payment of the severance payments and benefits, the severance agreement provides that, for a period of 12 months after the termination of employment, the employee covenants not to compete directly or indirectly with the Corporation or directly or indirectly solicit, recruit or employ any persons or entities with whom the Corporation currently has business relationships, or have had such relationships within the 24 months prior to such solicitation, recruitment or employment.

          Executive Benefit Plan. Prior to its termination as of September 30, 2004, the Corporation sponsored the Universal Technical Institute Executive Benefit Plan that was designed to attract and retain competent executives and key employees. Under the plan, eligible employees could contribute base pay as well as all or any part of their annual bonus on a tax-deferred basis into the plan. The Corporation could elect to make matching contributions on an annual basis. All employee deferrals and employer matches were fully vested when deferred and matched. The Corporation also provided eligible employees with individual life insurance coverage at no cost to them. The plan was an unfunded plan and, as such, was exempt from the participation and funding requirements of the Employee Retirement Income Security Act of 1974.

          The Corporation terminated the plan, and the UTI Tax-Deferred Trust established to hold the assets of the plan, as of September 30, 2004. At the time the plan was terminated, the obligation for deferred compensation under the plan totaled approximately $1,122,000 while the plan assets held to fund the deferred compensation liability, represented by the cash surrender value of life insurance, totaled approximately $831,000. Upon termination of the plan and distribution of the plan assets to employee participants in the plan, the Corporation funded the shortfall of approximately $290,000 out of its general cash account. In connection with the distribution, Robert Hartman and Roger Speer received approximately 5,400 shares and 970 shares of the Corporation’s common stock, respectively, and approximately $81,000 and $18,000, respectively.

          401(k) Plan. The Corporation maintains a plan qualified under Section 401(k) of the Internal Revenue Code. Under the 401(k) Plan, a participant may contribute a maximum of 50% of his or her pre-tax salary, commissions and bonuses through payroll deductions, up to the statutorily prescribed annual limit ($13,000 in calendar year 2004). The percentage elected by more highly compensated participants may be required to be lower. In addition, at the discretion of the Corporation’s Board of Directors, the Corporation may make discretionary matching and/or profit-sharing contributions into the 401(k) Plan for eligible employees.

COMPENSATION COMMITTEE INTERLOCKS

          Messrs. Caputo, Eisenson and Knight served as the members of the Compensation Committee during 2004. None of these directors was an executive officer or otherwise an employee of UTI before or during such service, and no executive officer of UTI served on any other company’s compensation committee.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Board of Directors (the “Committee”) administers UTI’s executive compensation program. The Committee is comprised only of independent directors, as that term is defined in the rules of the NYSE. The members of the Committee also qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986. The Committee oversees UTI’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans.

     In the performance of its responsibilities, the Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the

Corporation’s expense, such independent counsel or other advisers as it deems necessary. The Committee has the authority to retain or terminate a compensation consultant to assist the Committee in carrying out its responsibilities, including authority to approve the consultant’s fees and other retention terms, such fees to be borne by the Corporation. After regularly scheduled meetings, the Committee meets in executive sessions which are not attended by any of UTI’s employees or other directors, unless the Committee requests such attendance. Following each of its meetings, the Committee delivers a report on the meeting to UTI’s Board of Directors, including a description of all actions taken by the Committee at the meeting.

          This report sets forth the executive compensation policies of the Committee with respect to UTI’s executive officers, including its Chief Executive Officer, its Chairman of the Board, its Vice Chairman of the Board and other executive officers named in the Summary Compensation Table (the “Named Executive Officers”). This report shall not be deemed to be incorporated by reference into any previous filing by UTI under either the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

Overview of Compensation Philosophy and Program

          The Committee regularly reviews the compensation policies adopted and followed by the Committee with respect to all of UTI’s executive officers in light of the guiding principles contained therein that executive officer compensation must be related to the performance of both the Corporation and the individual executive officer, and must emphasize increasing stockholder value. The Committee has determined that the principal components of the compensation policies pertaining to UTI’s executive officers (i.e., salaries, bonuses and long-term incentives) are appropriately tied to these performance measures.

          The Committee recognizes that UTI’s continued success is due in part to its skilled executives. In setting and administering the Corporation’s compensation policies and programs, the Committee attempts to target overall annual compensation in line with the compensation provided to executives of corporations similar to UTI in terms of assets, sales, revenues and earnings. The Corporation’s executive compensation programs are designed to attract, reward and retain skilled executives and to provide incentives which vary upon the attainment of short-term operating performance objectives and long-term performance goals. The main objective is to provide the Corporation’s executives with incentives directly linked to the creation of stockholder value. The Committee intends that all incentive compensation paid to the Named Executive Officers will be deductible for federal income tax purposes.

The Compensation Program

          The compensation program for UTI’s executives presently consists of base salary, annual bonus, long-term incentives in the form of stock options, and employee benefits. It remains the intent of the Committee that incentives based on long-term performance should be a major component in the pay package for senior executives. The Committee believes that the use of UTI common stock as an incentive will enhance the Corporation’s executives’ commitment to UTI’s long-term performance. Discussed below is each element of the compensation program.

          Base Salary. Salaries are set and administered to reflect the value of the job in the marketplace and individual contribution and performance. Salaries provide a necessary element of stability in the total pay program and, as such, are not subject to significant variability. Salary increases are based primarily on merit.

          Annual Bonus. The amounts of annual bonus awards to the Named Executive Officers are based on corporate financial performance for the year compared to specific annual performance goals established by the Committee and approved by the Board of Directors at the beginning of the year. For 2004, the performance goal was based upon increases in the Corporation’s earnings before interest and taxes (EBIT). The annual bonus awards for 2004 were paid in cash.

          Long-Term Incentives. Stock option awards provide long-term incentives which are directly related to the performance of UTI common stock. Options generally vest over four years and closely align the executive’s interests with those of other stockholders. Stock option awards are used to create performance incentives and promote equity ownership in the Corporation by its executives.

          Employee Benefits. Named Executive Officers are entitled to a number of benefits including a car allowance, automobile insurance coverage and health, short and long-term disability, pension and life insurance benefits. In addition, UTI’s Chief Executive Officer, Chairman of the Board and Vice Chairman of the Board receive coverage under an executive medical reimbursement plan.

Performance Evaluations of CEO, Chairman of the Board and Vice Chairman of the Board

          As required by its charter, the Committee met in executive session in November 2004 to review the overall performance of our Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer during 2004, particularly in light of the goals and objectives of the Corporation’s executive compensation plans. Consideration was given to each officer’s role in building stockholder value and improving the return on the stockholders’ investment.

          Kimberly J. McWaters. Ms. McWaters serves as UTI’s Chief Executive Officer and President. Pursuant to her 2002 employment agreement with the Corporation, Ms. McWaters received an initial base annual salary of $280,000. In 2004, Ms. McWaters received a base salary of $326,615 and a bonus of $249,000 based on the achievement of performance parameters determined by the Committee and approved by the Board. These performance parameters include revenue growth, operating income, new campus development and successful completion of the Corporation’s initial public offering. During 2004, Ms. McWaters also received options to purchase 157,240 shares of UTI’s common stock. In connection with this grant, the Committee considered Ms. McWaters’ position within UTI and her contributions to the continuing success of the Corporation.

          Robert D. Hartman. Mr. Hartman serves as UTI’s Chairman of the Board. Pursuant to his 2002 employment agreement with the Corporation, Mr. Hartman received an initial base annual salary of $312,500. In 2004, Mr. Hartman received a base salary of $326,615 and a bonus of $199,200 based on the achievement of performance parameters determined by the Committee and approved by the Board. These performance parameters include revenue growth, operating income, new campus development and successful completion of the Corporation’s initial public offering. During 2004, Mr. Hartman also received options to purchase 102,241 shares of UTI’s common stock. In connection with this grant, the Committee considered Mr. Hartman’s position within UTI and his contributions to the continuing success of the Corporation.

          John C. White. Mr. White serves as UTI’s Chief Strategic Planning Officer and Vice Chairman of the Board. Pursuant to his 2002 employment agreement with the Corporation, Mr. White received an initial base annual salary of $312,500. In 2004, Mr. White received a base salary of $326,615 and a bonus of $199,200 based on the achievement of performance parameters determined by the Committee and approved by the Board. These performance parameters include revenue growth, operating income, new campus development and successful completion of the Corporation’s initial public offering. During 2004, Mr. White also received options to purchase 102,241 shares of UTI’s common stock. In connection with this grant, the Committee considered Mr. White’s position within UTI and his contributions to the continuing success of the Corporation.

Review of All Components of Named Executive Officers’ Compensation

          The Committee has reviewed all components of the Named Executive Officers’ compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option gains and the dollar value to the executive and cost to the Corporation of all perquisites and other personal benefits.

The Committee’s Conclusion

          Based on this review, the Committee finds the Named Executive Officers’ compensation and, in the case of the severance and change-in-control scenarios, the potential payouts in the aggregate to be reasonable and not excessive. It should be noted that when the Committee considers any component of the Named Executive Officers’ total compensation, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) option gains are taken into consideration in the Committee’s decisions. In addition, it is the Committee’s policy to make most compensation decisions in a two-step process.

Our Committee Meetings

          At the first Committee meeting during the fiscal year, the CEO’s compensation is reviewed and analyzed in the context of all the components of her total compensation. Members then have the opportunity to ask for additional information and to raise and discuss further questions before a vote is taken.

          In the process of reviewing each component separately, and in the aggregate, the Committee directs the Corporation’s human resources department to prepare a spreadsheet showing all elements of senior management compensation. The data includes base pay, bonus opportunities, stock options and total compensation, both individually and in the aggregate, as well as a comparison from time to time of each executive’s salary to the industry median based on salary reports.

Internal Revenue Code Section 162(m) Compliance

          Internal Revenue Code Section 162(m), enacted in 1993, limits the deductibility of non-performance based compensation in excess of $1.0 million for certain of UTI’s executive officers. The non-performance based compensation paid to UTI’s executive officers in 2004 did not exceed the $1.0 million limit per officer, nor is it expected that the non-performance based compensation to be paid to UTI’s executive officers in 2005 will exceed the limit. UTI’s 2003 Stock Incentive Plan qualifies as a performance based compensation plan. As such, awards granted under that plan will not be subject to the $1.0 million limitation.

Compensation Committee

Conrad A. Conrad
Michael R. Eisenson (Chair)
Kevin P. Knight

STOCK PERFORMANCE GRAPH

          This graph compares the Corporation’s total cumulative stockholder return on UTI common stock during the period from December 17, 2003 (the date on which our common stock first traded on The New York Stock Exchange) through September 30, 2004 with the cumulative return on the NYSE Stock Market Index (U.S. Companies) and a Peer Issuer Group Index. The peer issuer group consists of the following companies selected on the basis of the similar nature of their business: Apollo Group, Inc.; Career Education Corporation; Corinthian Colleges, Inc.; DeVry, Inc.; Education Management Corporation; ITT Educational Services, Inc.; Laureate Education, Inc.; and Strayer Education, Inc. The graph assumes that $100 was invested on December 17, 2003, and any dividends were reinvested on the date on which they were paid.

$170
$160
$150
$140
$130
$120
$110
$100
$90
09/30/2003
03/31/2004
09/30/2004
114.5
107.1
94.9

LEGEND

Symbol		CRSP Total Returns Index for:	12/2003	03/2004	09/2004
———————————————————	■	UNIVERSAL TECHNICAL INSTITUTE, INC.	100.0	152.0	114.5
– – – – – – – – – – – – – – – – – – –	«	NYSE Stock Market (US Companies)	100.0	106.7	107.1
- - - - - - - - - - - - - - - - - - - - - - - - - -	▲	Self-Determined Peer Group	100.0	123.5	94.9

Companies in the Self-Determined Peer Group
Apollo Group, Inc.	Career Education Corporation
Corinthian Colleges, Inc.	DeVry, Inc.
Education Management Corporation	ITT Educational Services, Inc.
Laureate Education, Inc.	Strayer Education, Inc.

Notes:
A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.	The index level for all series was set to $100.00 on 12/17/2003.

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

          The following table sets forth information as of December 31, 2004 with respect to the beneficial ownership of shares of UTI’s common stock by:

•	each person known by UTI to be the beneficial owner of 5% or more of the outstanding shares of common stock;

•	each of UTI’s directors, director nominees and named officers; and

•	all of UTI’s executive officers and directors as a group.

          Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and generally includes voting or investment power over securities. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of December 31, 2004 upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that all options held by such person that are exercisable within 60 days of December 31, 2004 have been exercised. Except in cases where community property laws apply or as indicated in the footnotes to this table, UTI believes that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Name	Number	Percent
Directors and Executive Officers:
Robert D. Hartman (1)	2,199,205	7.8%
John C. White (2)	2,680,060	9.5%
Kimberly J. McWaters (3)	244,074	*
Jennifer L. Haslip (4)	78,936	*
David K. Miller (5)	112,875	*
Roger L. Speer (6)	229,980	*
A. Richard Caputo, Jr. (7)	208,782	*
Michael R. Eisenson (8)	830,530	2.9%
Roger S. Penske	10,000	*
Conrad A. Conrad	1,000	*
Kevin P. Knight	7,000	*
All directors and executive officers as a group (11 persons) (9)	6,602,442	23.4%
5% Holders:
BAMCO, Inc. (10)	2,774,400	9.8%
FMR Corp. (11)	3,004,750	10.6%
Gilder, Gagnon, Howe & Corporation LLC (12)	2,292,982	8.1%

Unless otherwise noted, the address of each person named in the table is 20410 North 19th Avenue, Suite 200, Phoenix, Arizona 85027.

*	Less than 1%.

(1)	Includes 1,054,520 shares of common stock held by The Robert and Janice Hartman Family Trust, of which Robert D. Hartman is a trustee; 219,078 shares of common stock held by The Robert D. Hartman and Janice W. Hartman Family Trust, of which Robert D. Hartman is a trustee; 142,500 shares of common stock held of record by The Robert D. Hartman and Janice W. Hartman 1998 Charitable Remainder UniTrust, of which Robert D. Hartman is a trustee; 757,472 shares of common stock held of record by Hartman Investments Limited Partnership, of which Robert D. Hartman is a general partner; and 25,635 shares of common stock subject to exercisable options. Mr. Hartman has sole voting and investment power over 1,299,233 shares and shared voting and investment power over 899,972 shares. Mr. Hartman is the Chairman of UTI’s Board of Directors.

(2)	Includes 2,547,111 shares of common stock held of record by Whites’ Family Company, LLC; 107,314 shares held of record by John C. White and Cynthia L. White 1989 Family Trust, of which John C. White is a trustee; and 25,635 shares of common stock subject to exercisable options. The White Descendants Trust u/a/d September 10, 1997 is the sole member and manager of Whites’ Family Company, LLC. John C. White is the trustee of the White Descendants Trust u/a/d September 10, 1997. Mr. White has shared voting and investment power over 2,654,425 shares. Mr. White is UTI’s Chief Strategic Planning Officer and Vice Chairman of the Board of Directors.

(3)	Includes 194,806 shares of common stock subject to exercisable options. Ms. McWaters has sole voting and investment power over 244,074 shares. Ms. McWaters is UTI’s President and Chief Executive Officer.

(4)	Includes 65,936 shares of common stock subject to exercisable options. Ms. Haslip has sole voting and investment power over 78,936 shares. Ms. Haslip is UTI’s Senior Vice President, Chief Financial Officer and Treasurer.

(5)	Includes 27,113 shares of common stock subject to exercisable options. Mr. Miller has sole voting and investment power over 112,875 shares. Mr. Miller is UTI’s Senior Vice President of Admissions.

(6)	Includes 81,911 shares of common stock subject to exercisable options. Mr. Speer has sole voting and investment power over 229,980 shares. Mr. Speer is UTI’s Senior Vice President of Operations.

(7)	A. Richard Caputo, Jr. is a senior principal of The Jordan Company, LP. The business address for Mr. Caputo is 767 Fifth Avenue, 48th Floor, New York, New York 10153.

(8)	Michael R. Eisenson is a managing director and Chief Executive Officer of Charlesbank Capital Partners, LLC, which is the general partner of Charlesbank Equity Fund V GP, Limited Partnership, and Charlesbank Coinvestment Partners, Limited Partnership. Charlesbank Equity Fund V GP, Limited Partnership is the general partner of Charlesbank Equity Fund V, Limited Partnership, CB Offshore Equity Fund V, L.P., and Charlesbank Equity Coinvestment Fund V, Limited Partnership. Mr. Eisenson has shared voting and investment power over 813,530 shares of common stock held of record by Charlesbank Equity Fund V, Limited Partnership, CB Offshore Equity Fund V, L.P., Charlesbank Equity Coinvestment Fund V, Limited Partnership and Charlesbank Coinvestment Partners, Limited Partnership, collectively. Mr. Eisenson disclaims his beneficial ownership of the shares held of record by these entities, other than his pecuniary interest therein. In addition, Mr. Eisenson owns 17,000 shares of common stock over which he has sole voting and investment power. The business address for Mr. Eisenson is 600 Atlantic Avenue, 26th Floor, Boston, Massachusetts 02210.

(9)	Includes 6,181,406 shares of common stock and 421,036 shares subject to exercisable options.

(10)	Based solely on the information provided in Form 13F filed by BAMCO, Inc. with the Securities and Exchange Commission on November 15, 2004. BAMCO, Inc. is an institutional investment manager and a subsidiary of Baron Capital Group, Inc. BAMCO, Inc. has shared voting authority with respect to 2,585,400 shares and no voting authority with respect to 189,000 shares. The business address for BAMCO, Inc. is 767 Fifth Avenue, 49th Floor, New York, New York 10153.

(11)	Based solely on the information provided in Schedule 13G jointly filed by FMR Corp., Edward C. Johnson III and Abigail P. Johnson with the Securities Exchange Commission on July 12, 2004. FMR Corp. is the parent holding company of Fidelity Management & Research Company, an investment adviser registered under the Investment Advisers Act of 1940, and Fidelity Management Trust Company. FMR Corp. has sole voting power with respect to 675,820 shares, shared voting power with respect to no shares, and sole dispositive power with respect to 3,004,750 shares. The business address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. According to a Form 13F filed by FMR Corp. with the Securities and Exchange Commission on November 15, 2004, as of September 30, 2004, FMR Corp. reported holding a total of 3,662,120 shares.

(12)	Based solely on the information provided in Schedule 13G filed by Gilder, Gagnon, Howe & Corporation LLC with the Securities Exchange Commission on May 10, 2004. Gilder, Gagnon, Howe & Corporation LLC is a broker or dealer registered under the Securities Exchange Act of 1934. Gilder, Gagnon, Howe & Corporation LLC has sole voting power with respect to 22,230 shares, shared voting power with respect to no shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 2,292,982 shares. The business address for Gilder, Gagnon, Howe &

Corporation LLC is 1775 Broadway, 26th Floor, New York, New York 10019. According to a Form 13F filed by Gilder, Gagnon, Howe & Corporation LLC with the Securities and Exchange Commission on November 15, 2004, as of September 30, 2004, Gilder, Gagnon, Howe & Corporation LLC reported holding a total of 3,122,173 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires UTI’s directors and executive officers to file reports of holdings and transactions in UTI shares with the Securities and Exchange Commission. Based on a review of reports filed by UTI’s directors, executive officers and beneficial holders of ten percent (10%) or more of UTI’s shares, and based upon representations from those persons, all stock ownership reports required to be filed by those reporting persons during 2004 were timely made, except as follows: each of Messrs. Hartman, White, Miller, Speer, Eisel, and Ms. McWaters and Ms. Haslip received a grant of options to purchase an aggregate of 638,689 shares of common stock on December 17, 2003; Mr. Eisenson was granted 1,000 shares of common stock on March 1, 2004 along with UTI’s other non-employee Directors; Mr. Miller exchanged shares of the Corporation’s series C preferred stock for shares of its common stock and acquired shares of common stock under the directed share program in connection with the Corporation’s initial public offering; and Mr. Eisel acquired shares of the Corporation’s common stock under the directed share program in connection with the Corporation’s initial public offering. The corresponding Form 4 for each of the persons identified above has since been filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Consulting Agreement

          In 1997, the Corporation engaged in a leveraged recapitalization with the assistance of The Jordan Company, LLC, a New York-based private merchant banking firm that specializes in buying and building companies with management. In connection with that transaction, the Corporation entered into a management consulting agreement with TJC Management Corporation (Jordan Management), an affiliate of The Jordan Company. In April 2002, the management consulting agreement was amended to include Worldwide Training Group, LLC (Worldwide) and Charlesbank Capital Partners, LLC (Charlesbank) as additional “consultants,” as such term is defined in the agreement, in connection with their purchase of the Corporation’s series D preferred stock.

          The management consulting agreement was terminated in December 2003, when the Corporation completed its initial public offering. Prior to its termination, the management consulting agreement provided that Jordan Management, Worldwide and Charlesbank would render consulting services to the Corporation in connection with financial and business affairs, relationships with lenders, stockholders and other third parties, and the expansion of the Corporation’s business. Under the agreement, the Corporation was required to pay these consultants an aggregate management fee, in quarterly installments due at the end of each fiscal quarter, equal to the greater of $300,000 or 2.5% of the Corporation’s EBITDA earnings, as defined in the agreement, for the Corporation’s preceding fiscal year.

          In addition to the management fee, the agreement also provided for an investment banking fee in connection with stock or asset acquisitions or dispositions by the Corporation and a financial consulting fee in connection with any debt or equity financings that the Corporation consummated. The table below sets forth the payments the Corporation made under the management consulting agreement in the prior three fiscal years:

	2002		2003	2004
Jordan Management	$2,348,949	(1)	$314,060	$91,689
Worldwide	$111,321		$329,763	$96,274
Charlesbank	$47,709		$141,327	$41,260

(1)	Reflects fees for services rendered from 1998 through 2002, a portion of which were deferred pursuant to an agreement between Jordan Management and the Corporation. These fees include $900,000 related to the Corporation’s acquisition of National Technology Transfer, Inc. in 1998, $100,000 related to obtaining a credit agreement amendment in 1999 and $1,348,949 for ongoing consulting services related to financial and business affairs.

     Prior to completion of the Corporation’s initial public offering, the Corporation paid a management fee, on a pro-rated basis, for the first quarter of the 2004 fiscal year, as follows: $91,689 to Jordan Management; $96,274 to Worldwide; and $41,260 to Charlesbank.

Registration Rights Agreement

     The Corporation is a party to a registration rights agreement with the following stockholders: (i) JZ Equity Partners plc and the permitted transferees of The Jordan Company, LLC (collectively, the TJC Stockholders); (ii) Charlesbank Voting Trust, Charlesbank Equity Fund V, Limited Partnership, CB Offshore Equity Fund V, L.P., CB Equity Co-investment Fund V, Limited Partnership and Coyote Training Group, LLC (collectively, the Charlesbank Stockholders), (iii) Worldwide Training Group, LLC; (iv) Whites’ Family Company, LLC; and (v) Robert D. Hartman. Pursuant to the registration rights agreement, each of the TJC Stockholders, the Charlesbank Stockholders and Worldwide Training Group, LLC shall have one “demand” registration right. Pursuant to this demand right, at any time after June 13, 2004, any of the TJC Stockholders, the Charlesbank Stockholders and Worldwide Training Group, LLC may request that the Corporation file a registration statement under the Securities Act of 1933 to cover the restricted shares of the Corporation’s common stock that they own, as long as the aggregate offering price for the proposed transaction to be registered is greater than $25.0 million or represents an offering of at least 10% of the Corporation’s outstanding common stock. Upon receipt of such request, the Corporation generally will be required to use its best efforts to effect such registration. The Corporation will not be required to effect a requested registration, however, if it has effected one such registration which is still in effect, or if the request is made within 360 days following the effective date of any registered offering it has made to the general public in which a holder of restricted stock, as defined in the registration rights agreement, shall have been able to effectively register all the restricted stock as to which registration has been requested. The Corporation may also delay filing a registration statement or withhold efforts to cause a registration statement to become effective if the Board of Directors determines in good faith that such registration statement will materially and adversely interfere with or affect the negotiation or completion of any material transaction that the Corporation is considering or will involve initial or continuing disclosure obligations that are not in the best interests of the Corporation’s stockholders.

     The registration rights agreement also provides for “piggyback” registration rights with respect to the restricted shares of the Corporation’s common stock held by each of the stockholders party to this agreement, including Robert D. Hartman, the Corporation’s Chairman of the Board, and Whites’ Family Company, LLC, an entity controlled by John White, the Corporation’s Chief Strategic Planning Officer and Vice Chairman. Accordingly, if the Corporation proposes to register, or is required to register following the exercise of a “demand” registration right as described above, any of the Corporation’s common stock for sale to the public, the Corporation is required to give written notice of its intention to do so to each of the stockholders who is a party to this agreement and to use its best efforts to include in the registration statement the number of restricted shares of common stock beneficially owned and requested to be registered by such stockholders, subject to reduction of such shares under certain circumstances by an underwriter. If a reduction of shares is necessary, stockholders who request to participate in the registration will do so pro rata based on the numbers of shares held by such stockholders on a fully-diluted basis, except that the

Corporation will have first priority to register shares of its common stock if it initiates the registration for its own account.

Transactions with Management and Others

     The Preferred Share Exchange and Redemption. Immediately prior to the Corporation’s initial public offering, the Corporation had shares of its series A, series B and series C preferred stock issued and outstanding which were held by a total of 20 persons or entities consisting of investors, employees and officers, including Robert Hartman, John White, Kimberly McWaters, David Miller and Roger Speer. The three series of preferred stock were not convertible by their terms into common stock. During December 2003, the Corporation offered to exchange the outstanding shares of preferred stock for shares of the Corporation’s common stock. The Corporation then redeemed all shares of preferred stock that were not tendered for exchange and paid all the accrued and unpaid dividends on all of its preferred stock (whether or not exchanged for common stock pursuant to the exchange offer) with a portion of the proceeds of its initial public offering. As a result of the share exchange, Robert Hartman received 43,371 shares, John White received 214,882 shares, Kimberly McWaters received 975 shares, David Miller received 813 shares and Roger Speer received 2,357 shares of the Corporation’s common stock. Based on the initial public offering price of $20.50 per share, the dollar values of such shares for Robert Hartman, John White, Kimberly McWaters, David Miller and Roger Speer were $889,106, $4,405,081, $19,988, $16,667 and $48,319, respectively. In connection with the preferred share redemption and payment of dividends, the following directors and/or officers received the following amounts:

Preferred Stock
Redemption Amount
(in thousands)
Robert Hartman	$3,663
John White	$1,558
Kimberly McWaters	$50
David Miller	$4
Roger Speer	$15

     Declaration of Cash Dividend. In September 2003, the Corporation’s Board of Directors declared, and the Corporation paid, a cash dividend on the shares of the Corporation’s common stock payable to the record holders as of August 25, 2003. Charlesbank and Worldwide, the record holders of the Corporation’s series D preferred stock, were entitled to receive, upon conversion of the series D preferred stock to common stock, such cash dividend, pro rata and on an as-converted basis, pursuant to certain provisions of the certificate of designation of the series D preferred stock. The Corporation’s certificate of incorporation was amended to permit the holders of series D preferred stock to be paid the dividend prior to the conversion and simultaneously with holders of the Corporation’s common stock, and the holders of the Corporation’s series A, series B and series C preferred stock consented to such payment. The aggregate amount of the cash dividend was $5.0 million and was paid to Charlesbank ($1.2 million), Worldwide ($1.0 million), JZEP ($0.7 million), executives of and consultants to The Jordan Company ($0.7 million), Robert D. Hartman ($0.5 million), John C. White ($0.5 million) and other members of the Corporation’s management (approximately $0.3 million, in aggregate) by virtue of their ownership of the Corporation’s common stock. All issued and outstanding shares of the Corporation’s series D preferred stock were converted into an equivalent number of shares of common stock upon the consummation of the Corporation’s initial public offering pursuant to the terms of the series D preferred stock.

     Leases. The Corporation leases some of its properties from entities controlled by John C. White, the Corporation’s Chief Strategic Planning Officer and Vice Chairman of the Board of Directors. A portion of the property comprising the Corporation’s Orlando location is occupied pursuant to a lease with the John C. and Cynthia L. White 1989 Family Trust, with the lease term expiring on August 19, 2022. The annual base lease payments for the first year under this lease total approximately $326,000, with annual adjustments based on the higher of (i) an amount equal to 4% of the total annual rent for the immediately preceding year or (ii) the percentage of increase in the Consumer Price Index. Another portion of the property comprising the Corporation’s Orlando location is occupied pursuant to a lease with Delegates LLC, an entity controlled by the White Family Trust, with the lease term expiring on July 1, 2016. The beneficiaries of this trust are Mr. White’s children, and the trustee of the trust is not related to Mr. White. Annual base lease payments under this lease are approximately $680,000, with annual adjustments based on the higher of (i) an amount equal to 4% of the total annual rent for the immediately preceding year or (ii) the percentage of increase in the Consumer Price Index. Additionally, the Corporation leases two of its Phoenix properties under one lease from City Park LLC, a successor in interest of 2844 West Deer Valley L.L.C. and in which the John C. and Cynthia L. White 1989 Family Trust holds a 25% interest. The lease expires on February 28, 2015, and the annual base lease payments under this lease, as amended, are approximately $463,000, with annual adjustments based on the higher of (i) an amount equal to 4% of the total annual rent for the immediately preceding year or (ii) the percentage of increase in the Consumer Price Index. The table below sets forth the total payments that the Corporation made in fiscal 2002, 2003 and 2004 under these leases:

		John C. and Cynthia L. White
	City Park LLC	1989 Family Trust	Delegates LLC
Fiscal 2002	$462,567	$364,508	$644,715
Fiscal 2003	$495,040	$399,901	$796,015
Fiscal 2004	$551,775	$447,205	$924,307

     The Corporation believes that the rental rates under these leases approximate the fair market rental value of the properties at the time the lease agreements were negotiated.

SUBMISSION OF STOCKHOLDER PROPOSALS

     From time to time, stockholders seek to nominate directors or to present proposals for inclusion in the proxy statement and form of proxy, or otherwise for consideration at the annual meeting. To be included in the proxy statement or considered at an annual meeting, a stockholder must timely submit nominations of directors or other proposals to UTI in addition to complying with certain rules and regulations promulgated by the Securities and Exchange Commission. UTI intends to hold its year 2006 annual meeting during February 2006. UTI must receive proposals for its 2006 annual meeting no later than September 14, 2005, for possible inclusion in the proxy statement, or between October 16, 2005 and November 16, 2005, for possible consideration at the meeting. Stockholders should direct any proposals, as well as related questions, to UTI’s Corporate Secretary at the address set forth on the first page of this Proxy Statement.

ANNUAL REPORT

     UTI’s 2004 annual report to stockholders has been mailed to stockholders concurrently with the mailing of this Proxy Statement, but is not incorporated into this Proxy Statement and is not to be considered to be a part of UTI’s proxy solicitation materials.

     Upon request, UTI will provide, without charge to each stockholder of record as of the record date specified on the first page of this Proxy Statement, a copy of UTI’s annual report on Form 10-K for the year ended September 30, 2004 as filed with the SEC. Any exhibits listed in the annual report on Form 10-K also will be furnished upon request at the actual expense that UTI incurs in furnishing such exhibits. Any such requests should be directed to UTI’s Corporate Secretary at the Corporation’s executive offices set forth on the first page of this Proxy Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS

     Pursuant to the rules of the SEC, UTI and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of UTI’s annual report to stockholders and UTI’s Proxy Statement. Upon written or oral request, UTI will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may request that UTI deliver single copies of such documents in the future. Stockholders may notify UTI of their requests by calling or writing the Corporation at its investor relations firm at Financial Relations Board, 8687 Melrose Avenue, 7th Floor, Los Angeles, California 90069, telephone (310) 854-8300.

Phoenix, Arizona
Dated: January 14, 2005

Appendix A

CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNIVERSAL TECHNICAL INSTITUTE, INC.
ADOPTED AS OF NOVEMBER 18, 2003

I. PURPOSE OF THE COMMITTEE

     The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Universal Technical Institute, Inc. (the “Company”) shall assist the Board in fulfilling its oversight responsibilities for the integrity of the Company’s financial statements, of the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and of the performance of the Company’s internal audit function and independent auditors. The Committee shall also prepare the report the Securities and Exchange Commission rules require be included in the Company’s annual proxy statement.

II. COMPOSITION OF THE COMMITTEE

     The Committee shall be comprised of at least three members of the Board. The Committee members and Chairperson shall be recommended by the Board Nominating and Governance Committee and designated by the Board and may be removed by the Board in its discretion.

     Each Committee member shall be independent under applicable listing standards for members of audit committees and shall have sufficient financial experience and ability to enable him/her to discharge his/her responsibilities. At least one member shall be a “financial expert” as defined by applicable legislation and regulation. No Committee member shall simultaneously serve on the audit committees of more than two other public companies.

III. MEETINGS AND PROCEDURES OF THE COMMITTEE

     In furtherance of its purpose, the Committee shall meet at least four times a year or more frequently as circumstances require. The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present shall constitute a quorum.

     The Committee shall invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It shall meet separately, periodically, with management, with internal auditors and with external auditors. The Committee Chairperson shall prepare the agenda for Committee meetings, subject to the right of the Committee members to suggest additional items for the agenda. Agendas shall be shared with the Committee members in advance of meetings. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV. AUTHORITY OF THE COMMITTEE

     The Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibility. It shall be empowered to:

i

Appendix A

CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNIVERSAL TECHNICAL INSTITUTE, INC.
ADOPTED AS OF NOVEMBER 18, 2003

A.	Directly appoint, compensate, terminate when appropriate, and oversee the work of the public accounting firm employed by the Company to conduct the annual audit. This firm will report directly to the Committee.

B.	Resolve any disagreements between management and the auditor regarding financial reporting.

C.	Pre-approve all audit and permitted non-audit services to be provided or performed by the independent auditor.

D.	Retain independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation; and receive appropriate funding, as determined by the Committee, to pay for any such engagement.

E.	Seek any information it requires from employees, all of whom are directed to cooperate with the Committee’s requests, or external parties.

F.	Meet with Company officers, external auditors, internal auditors, or outside counsel, as necessary.

G.	Approve the internal audit charter, risk assessment methodology and related audit plan.

H.	Review and approve proposals to outsource any internal audit activities.

I.	The Committee may delegate authority to subcommittees, including the authority to pre-approve all audit and permitted non-audit services, providing that such decisions are presented to the full Committee at its next scheduled meeting.

V. DUTIES OF THE COMMITTEE

     The Committee will carry out the following duties:

A. Financial Statements

1.	Review with the independent auditor significant accounting and reporting issues and understand their impact on the financial statements. Such issues include:

a.	Complex or unusual transactions and highly judgmental areas.

b.	Major issues regarding accounting principles or financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

c.	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

2.	Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with

Appendix A

CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNIVERSAL TECHNICAL INSTITUTE, INC.
ADOPTED AS OF NOVEMBER 18, 2003

the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

3.	At least annually, consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and obtain and review a report from the independent auditor describing all relationships between the auditor and the Company.

4.	Review with management and the external auditors the scope and results of the audit, including any difficulties encountered by the auditor in the course of the audit work. This review shall include any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreement with management.

5.	Review with management and the external auditors the annual financial statements and quarterly financial statements, including: (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; and (c) the items required by Statement of Auditing Standards 100 as in effect at that time in the case of the quarterly statements.

6.	Review disclosures made by the Company’s CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

7.	Discuss earnings press releases (particularly use of “pro-forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The Committee does not need to discuss each release in advance.

8.	Recommend to the Board, based on the review described in 3 and 5 above, whether the financial statements should be included in the annual report on Form 10-K.

B. Internal Control

1.	Consider the effectiveness of the Company’s internal control system, including information technology security and control.

Appendix A

CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNIVERSAL TECHNICAL INSTITUTE, INC.
ADOPTED AS OF NOVEMBER 18, 2003

2.	Understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

C. Internal Audit

1.	Review with management and the head of internal audit the charter, plans, activities, staffing, and organizational structure of the internal audit function. The head of internal audit shall report functionally to the Committee and administratively to the Company’s Chief Executive Officer.

2.	Review and approve the appointment, compensation, evaluation, retention and dismissal, as necessary, of the head of internal audit.

3.	Make appropriate inquiries of management and the head of internal audit to determine whether there are scope or budgetary limitations that impede the ability of the internal audit function to execute its responsibilities.

4.	Review the effectiveness of the internal audit function.

5.	On a regular basis or at the request of the Committee or the head of internal audit, meet separately with the head of internal audit to discuss any matters that the Committee or internal audit believes should be discussed privately.

D. External Audit

1.	Review the independent auditors’ proposed audit scope and approach.

2.	Review the performance of the independent auditors, and exercise final approval on the appointment or discharge of the auditors. In performing this review, the Committee shall:

a.	At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

Appendix A

CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNIVERSAL TECHNICAL INSTITUTE, INC.
ADOPTED AS OF NOVEMBER 18, 2003

b.	Take into account the opinions of management and internal audit.

c.	Review and evaluate the lead partner of the independent auditor.

d.	Present its conclusion with respect to the external auditor to the Board.

3.	Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

4.	Establish clear policies for the hiring of employees and former employees of the independent auditor.

5.	On a regular basis, meet separately with the independent auditor to discuss any matters that the Committee or auditors believe should be discussed privately.

E. Compliance

1.	Review the effectiveness of the system for monitoring compliance with laws and regulations, and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

2.	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, and auditing matters.

3.	Establish procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

4.	Review the process for communicating the code of conduct to Company personnel, and for monitoring compliance therewith.

5.	Review: (a) the status of compliance with laws, regulations and internal procedures; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Committee.

v

Appendix A

CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNIVERSAL TECHNICAL INSTITUTE, INC.
ADOPTED AS OF NOVEMBER 18, 2003

F. Reporting

1.	Regularly report to the Board about Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function.

2.	Provide an open avenue of communication between the Company’s internal audit function, the external auditors and the Board.

G. Other

1.	Discuss with management the Company’s major policies with respect to risk assessment and risk management.

2.	Perform such other activities related to this charter as requested by the Board.

3.	On an annual basis, review this Charter and recommend any appropriate changes to the Board, confirm that the responsibilities outlined in this Charter have been carried out, and evaluate the Committee’s performance.

Appendix B

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNIVERSAL TECHNICAL INSTITUTE, INC.
ADOPTED AS OF NOVEMBER 18, 2003

I. PURPOSE OF THE COMMITTEE

     The purpose of the Compensation Committee of the Board of Directors (the “Committee”) of Universal Technical Institute, Inc. (the “Company”) shall be to oversee the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive compensation and equity based plans; and to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with all applicable rules and regulations.

II. COMPOSITION OF THE COMMITTEE

     The Committee shall be comprised of three or more directors who qualify as independent directors (“Independent Directors”) under the listing standards of the New York Stock Exchange (the “NYSE”). Members of the Committee shall also qualify as “non employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall satisfy any other necessary standards of independence under the federal securities and tax laws.

     The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee and elected annually to one year terms by majority vote of the Board at the first meeting of the Board to be held following the annual meeting of stockholders to serve until they are removed or until their successors are duly elected and qualified.. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed during the member’s term except by majority vote of the non-employee Directors then in office.

III. MEETINGS AND PROCEDURES OF THE COMMITTEE

     The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall meet as provided by its rules, which shall be at least two times annually or more frequently as circumstances require. The Board shall designate one member of the Committee as its Chairperson. The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

     The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

Appendix B

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNIVERSAL TECHNICAL INSTITUTE, INC.
ADOPTED AS OF NOVEMBER 18, 2003

     The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

     Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

     The chairperson of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda items to be addressed at each meeting. The chairperson of the Committee will ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.

IV. COMMITTEE RESPONSIBILITIES

A. Executive Compensation

     The Committee shall have the following goals and responsibilities with respect to the Company’s executive compensation plans:

               (a) To review at least annually the goals and objectives of the Company’s executive compensation plans, and amend, or recommend that the Board amend, these goals and objectives if the Committee deems it appropriate.

               (b) To review at least annually the Company’s executive compensation plans in light of the Company’s goals and objectives with respect to such plans, and, if the Committee deems it appropriate, adopt, or recommend to the Board the adoption of, new, or the amendment of existing, executive compensation plans.

               (c) To evaluate annually the performance of the Chief Executive Officer, Chairman and Vice Chairman in light of the goals and objectives of the Company’s executive compensation plans, and set his or her compensation level based on this evaluation. In determining the long term incentive component of such others’ compensation, the Committee shall consider all relevant factors, including the Company’s performance and relative stockholder return, the value of similar awards to chief executive officers of comparable companies, and the awards given to such officers of the Company in past years.

               (d) To evaluate annually the performance of the other senior executive and other senior vice presidents (“Executive Officer”) of the Company in light of the goals and objectives of the Company’s executive compensation plans, and set the compensation level of each based on this evaluation. To the extent that long term incentive compensation is a component of such executive officer’s compensation, the Committee shall consider all relevant factors in determining the

Appendix B

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNIVERSAL TECHNICAL INSTITUTE, INC.
ADOPTED AS OF NOVEMBER 18, 2003

appropriate level of such compensation, including at least the factors applicable with respect to the Chief Executive Officer.

          (e) To evaluate annually the appropriate level of compensation for Board and Committee service by non employee members of the Board.

          (f) To review and approve any severance or termination arrangements to be made with any Executive Officer of the Company.

          (g) To perform such duties and responsibilities as may be assigned to the Board or Committee under the terms of any executive compensation plan.

          (h) To review perquisites or other personal benefits to the Company’s Executive Officers and recommend any changes to the Board.

          (i) To produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with all applicable rules and regulations.

B. Incentive Compensation and Equity Based Plans

     The Committee shall have the following responsibilities with respect to the Company’s incentive compensation and equity based plans:

          (a) To review at least annually the goals and objectives of the Company’s incentive compensation and equity based plans and recommend that the Board amend these goals and objectives if the Committee deems it appropriate.

          (b) To review at least annually the Company’s incentive compensation plans and equity based plans in light of the goals and objectives of these plans, and recommend that the Board amend these plans if the Committee deems it appropriate.

          (c) To review all equity compensation plans that are not subject to stockholder approval under the listing standards of the NYSE, and to approve such plans in its sole discretion.

          (d) To perform such duties and responsibilities as may be assigned to the Board or the Committee under the terms of any incentive compensation or equity based plan.

C. Other Compensation and Employee Benefit Plans

          (a) To review at least annually the goals and objectives of the Company’s general compensation plans and other employee benefit plans, and recommend that the Board amend these goals and objectives if the Committee deems it appropriate.

Appendix B

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNIVERSAL TECHNICAL INSTITUTE, INC.
ADOPTED AS OF NOVEMBER 18, 2003

          (b) To review at least annually the Company’s general compensation plans and other employee benefit plans in light of the goals and objectives of these plans, and recommend that the Board amend these plans if the Committee deems it appropriate.

          (c) To perform such duties and responsibilities as may be assigned to [the Board or] the Committee under the terms of its general compensation plans and other employee benefit plans.

V. EVALUATION OF THE COMMITTEE

     The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

     The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

VI. INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

     The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate a compensation consultant to assist the Committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms, such fees to be borne by the Company.

x

Appendix C

CHARTER OF THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNIVERSAL TECHNICAL INSTITUTE, INC.
ADOPTED AS OF NOVEMBER 18, 2003

I. PURPOSE OF THE COMMITTEE

     The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Universal Technical Institute, Inc. (the “Company”) shall recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board; advise the Board with respect to Board composition, procedures and committees; develop and recommend to the Board a set of corporate governance principles applicable to the Company; and oversee the evaluation of the Board and the Company’s management.

II. COMPOSITION OF THE COMMITTEE

     The Committee shall be comprised of three or more directors who qualify as independent directors (“Independent Directors”) under the listing standards of the New York Stock Exchange (the “NYSE”).

     The members of the Committee shall be elected annually to one-year terms by majority vote of the Board at the first meeting of the Board following the annual meeting of stockholders, and shall serve until removed or until their successors are duly elected and qualified. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the non-employee Directors then in office.

III. MEETINGS AND PROCEDURES OF THE COMMITTEE

     The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall meet as provided by its rules, which shall be at least two times annually or more frequently as circumstances require. The Board shall designate one member of the Committee as its Chairperson. The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

     The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

     The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

Appendix C

CHARTER OF THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNIVERSAL TECHNICAL INSTITUTE, INC.
ADOPTED AS OF NOVEMBER 18, 2003

     Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

     The chairperson of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson of the Committee will ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.

IV. DUTIES OF THE COMMITTEE

A. Board Candidates and Nominees

     The Committee shall have the following goals and responsibilities with respect to Board candidates and nominees:

          (a) To establish procedures for evaluating the suitability of potential director nominees proposed by directors, management or shareholders.

          (b) To recommend to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Company, which recommendations shall be consistent with the Board’s criteria for selecting new directors. Such criteria include the possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing requirement.

          (c) To review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and to recommend whether or not the director should be re nominated.

          (d) To actively seek qualified individuals for Board service.

          (e) The Committee shall recommend, as appropriate, changes in the composition of the members of the Board to more accurately reflect the needs of the Company’s business, and, in accordance with the foregoing, propose the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. Under all circumstances, the Committee shall ensure that

Appendix C

CHARTER OF THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNIVERSAL TECHNICAL INSTITUTE, INC.
ADOPTED AS OF NOVEMBER 18, 2003

the Board as a whole contains at least the minimum number of Independent Directors required by the NYSE Rules and by other applicable laws and regulations.

          (f) The Committee shall formally recommend to the Board the slate of directors to be elected at each annual meeting of the Company’s stockholders and described in the Company’s proxy statement. In evaluating a candidate for director, the Committee shall consider factors that are in the best interests of the Company and its stockholders, including the knowledge, experience, integrity and judgment of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a director; and any other criteria established by the Board and any core competencies or technical expertise necessary to staff Board committees.

          (g) The Committee shall make recommendations with respect to committee duties and, after consultation with the Chairman of the Board and consideration of the background of individual Board members, recommend annually to the Board the assignment of members to committees and the designation of committee chairpersons. The Committee shall consider periodic rotation of committee members, particularly committee chairpersons; however, the Committee is not required to recommend rotation of committee members on a specified timetable.

          (h) The Committee shall consider nominees recommended by stockholders for election to the Board, provided the names of such nominees, accompanied by relevant biographical information, are submitted in accordance with the Company’s Bylaws as the same may be amended from time to time.

          (i) The Committee shall have authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In each case, the Committee shall consult with the Chairman of the Board before engaging a search firm or other external advisors.

          (j) The Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year.

          (k) The Committee shall, with advice from the Company’s General Counsel and outside legal counsel, periodically review and recommend changes to the Company’s Certificate of Incorporation and Bylaws as they relate to corporate governance matters.

Appendix C

CHARTER OF THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNIVERSAL TECHNICAL INSTITUTE, INC.
ADOPTED AS OF NOVEMBER 18, 2003

          (l) The committee shall periodically review and reassess the adequacy of the Company’s corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

          (m) The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

B. Board Composition and Procedures

     The Committee shall have the following goals and responsibilities with respect to the composition and procedures of the Board as a whole:

          (a) To review annually with the Board the composition of the Board as a whole and to recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of Independent Directors required by the NYSE.

          (b) To review periodically the size of the Board and to recommend to the Board any appropriate changes.

          (c) To make recommendations on the frequency and structure of Board meetings.

          (d) To make recommendations concerning any other aspect of the procedures of the Board that the Committee considers warranted, including but not limited to procedures with respect to the waiver by the Board of any Company rule, guideline, procedure or corporate governance principle.

C. Board Committees

     The following shall be the goals and responsibilities of the Committee with respect to the committee structure of the Board:

          (a) To make recommendations to the Board regarding the size and composition of each standing committee of the Board of Directors, including the identification of individuals qualified to serve as members of a committee, including the Committee, and to recommend individual directors to fill any vacancy that might occur on a committee, including the Committee.

Appendix C

CHARTER OF THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNIVERSAL TECHNICAL INSTITUTE, INC.
ADOPTED AS OF NOVEMBER 18, 2003

          (b) To monitor the functioning of the committees of the Board and to make recommendations for any changes, including the creation and elimination of committees.

          (c) To review annually committee assignments and the policy with respect to the rotation of committee memberships and/or chairpersonships, and to report any recommendations to the Board.

          (d) To recommend that the Board establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise. The Committee’s power to make such a recommendation under this Charter shall be without prejudice to the right of any other committee of the Board, or any individual director, to make such a recommendation at any time.

D. Corporate Governance

     The following shall be the goals and responsibilities of the Committee with respect to corporate governance:

          (a) To develop and recommend to the Board a set of corporate governance principles for the Company, which shall be consistent with any applicable laws, regulations and listing standards. At a minimum, the corporate governance principles developed and recommended by the Committee shall address the following:

          (i) Director qualification standards. The qualification standards established by the Committee must reflect at a minimum the independence requirements of the NYSE. The Committee shall also develop policies regarding director tenure, retirement, removal and succession, and shall consider whether it is in the best interest of the Company to limit the number of corporate boards on which a director may serve.

          (ii) Director responsibilities.

          (iii) Director access to management and, as necessary and appropriate, independent advisors.

          (iv) Director compensation, including principles for determining the form and amount of director compensation, and for reviewing those principles, as appropriate.

          (v) Director orientation and continuing education.

Appendix C

CHARTER OF THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNIVERSAL TECHNICAL INSTITUTE, INC.
ADOPTED AS OF NOVEMBER 18, 2003

          (vi) Management succession, including policies and principles for the selection and performance review of the chief executive officer, as well as policies regarding succession in the event of an emergency or the retirement of the chief executive officer.

          (b) To review periodically, and at least annually, the corporate governance principles adopted by the Board to assure that they are appropriate for the Company, and to recommend any desirable changes to the Board.

E. Evaluation of the Board and Management

     The Committee shall be responsible for overseeing the evaluation of the Board as a whole and the management of the Company, including the Chief Executive Officer of the Company. The Committee shall establish procedures to allow it to exercise this oversight function.

V. EVALUATION OF THE COMMITTEE

     The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

     The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

VI. INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

     The Committee may conduct or authorize investigation, into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Company.

Proxy

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 16, 2005

The undersigned appoints Robert D. Hartman and Kimberly J. McWaters, and each of them, as proxies, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of UNIVERSAL TECHNICAL INSTITUTE, INC. (“UTI”), to be held on February 16, 2005, and at any adjournment or postponement thereof and authorizes them to vote at such meeting, as designated on the reverse side of this form, all the shares of common stock of UTI held of record by the undersigned on December 30, 2004.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE FOR ALL PROPOSALS AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

See reverse for voting instructions.

NOTE: PLEASE MARK, DATE, SIGN AND MAIL
THIS PROXY IN THE POST PAID ENVELOPE.

☑
Votes Must Be Indicated
(X) In Black Or Blue Ink:

The Board of Directors Recommends a Vote FOR Item 1.	The Board of Directors Recommends a Vote FOR Item 2.
1. Election of Directors:	2.	Ratification of Appointment of
		Independent Auditors.

FOR all nominees listed ☐	WITHHOLD AUTHORITY ☐
(except as marked to the contrary)	to vote for all nominees listed

EXCEPTIONS* ☐	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Nominees: 01 Conrad A. Conrad, 02 Kevin P. Knight,

                   03 Kimberly J. McWaters, and 04 Linda J. Srere

(Instructions: To withhold authority to vote for any indicated nominee, mark the “Exceptions*” box and write that nominee’s name on the blank line below.)
At the proxies’ discretion on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Exceptions*
To change your address, please mark this box. ☐

To include any comments, please mark this box. ☐

SCAN LINE

This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.

Date Stockholder sign here Co-Owner sign here